MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

SUB-URBAN BRANDS, INC.,

THE APPAREL AGENT, LLC

JIUN KU

AND

SHIRLEY FONG

Dated May 8, 2007

MEMBERSHIP INTEREST PURCHASE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") dated
May 8, 2007, by and among SUB-URBAN BRANDS, INC., a Nevada corporation (sometimes referred to herein as the "Purchaser"), THE APPAREL AGENT, LLC, a California limited liability company ("TAA"), and JIUN KU and SHIRLEY FONG (each individually, a “Seller” and collectively, the "Sellers").

WITNESSETH :

WHEREAS, the Sellers own an aggregate of 45% of the Membership Interests of TAA (the "Seller Membership Interests") as follows:

(a) Seller Jiun Ku owns an aggregate of 22.5% of the Membership Interests of TAA; and

(b) Seller Shirley Fong owns an aggregate of 22.5% of the Membership Interests of TAA;

WHEREAS, TAA holds an aggregate of 22.5% of the Membership Interests of TAA (the “Block Membership Interests” and together with the Seller Membership Interests, the “Membership Interests”) acquired from former member Larry Block pursuant to that certain Membership Interest Redemption Agreement, dated September 11, 2006, between Larry Block and TAA (the “Block Redemption Agreement”), which membership interests are subject to the promissory note dated September 11, 2006, issued by TAA to Larry Block (the “Block Note”) and that certain Membership Interests Pledge Agreement, dated September 11, 2006, between Larry Block and TAA (the “Block Pledge Agreement”):

WHEREAS, TAA is engaged in the design, production and distribution of apparel (the “Business”);

WHEREAS, each of the Sellers desires to sell, and Purchaser desires to purchase, the Seller Membership Interests, pursuant to the provisions of this Agreement and TAA desires to sell, and Purchaser desires to purchase, the Block Membership Interests, pursuant to the provisions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

SALE OF THE MEMBERSHIP INTERESTS

Section 1.1 Sale of the Membership Interests from the Sellers. Subject to the terms and conditions herein stated, each of the Sellers agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date (as defined in Section 1.4), and Purchaser agrees to purchase from each of the Sellers on the Closing Date, all of his or her Membership Interests.

Section 1.2 Purchase Price. In full consideration for the purchase by Purchaser of the Membership Interests, the purchase price (the "Purchase Price"), shall be calculated and paid by Purchaser to the Sellers as set forth in subsections (a) and (b) below:

(a) Purchaser shall pay Seller Jiun Ku an aggregate amount equal to One Hundred Eighty Thousand Dollars ($180,000), payable as follows:

(i) at least One Hundred Thousand Dollars ($100,000) shall be paid in cash at the Closing by direct wire transfer; and

(ii) a secured promissory note in the maximum principal amount of Eighty Thousand Dollars ($80,000) in form and content reasonably acceptable to Purchaser and Seller Ku (the “Ku Note”) shall be delivered by the Company at Closing provided, that the Ku Note shall (i) bear interest at eight percent (8%) per annum; (ii) be due and payable not earlier than 12 months following the Closing Date; be secured by the assets of the Company (and shall be pari passu with the Fong Note (defined below)), subject to all currently existing secured debt and Seller shall agree, at the request of the Company, to subordinate her security interest to any security interests granted or to be granted by the Company in connection with any acquisition, merger or fundraising activities of the Company; and shall be subject to reduction pursuant the Purchaser’s right of set-off set forth in Sections 6.4 and 6.5 hereof.

(b) Purchaser shall pay Seller Shirley Fong an aggregate amount equal to One Hundred Ninety-Five Thousand Dollars ($195,000), payable as follows:

(i) at least One Hundred Thousand Dollars ($100,000) shall be paid in cash at the Closing by direct wire transfer; and

(ii) a secured promissory note in the maximum principal amount of Ninety-Five Thousand Dollars ($95,000) in form and content reasonably acceptable to Purchaser and Seller Fong (the “Fong Note”) shall be delivered by the Company at Closing; provided, that the Fong Note shall (i) bear interest at eight percent (8%) per annum; (ii) be due and payable not earlier than 12 months following the Closing Date; be secured by the assets of the Company (and shall be pari passu with the Fong Note (defined below)), subject to all currently existing secured debt and Seller shall agree, at the request of the Company, to subordinate her security interest to any security interests granted or to be granted by the Company in connection with any acquisition, merger or fundraising activities of the Company; and shall be subject to reduction pursuant the Purchaser’s right of set-off set forth in Sections 6.4 and 6.5 hereof.

Section 1.3 Sale of the Membership Interests from TAA. Subject to the terms and conditions herein stated, TAA agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date (as defined in Section 1.4), and Purchaser agrees to purchase from TAA on the Closing Date, the Block Membership Interests of TAA that were acquired from Larry Block pursuant to the Block Redemption Agreement. In consideration of the transfer of such Membership Interests, Purchaser shall pay the Block Note in full at the Closing.

Section 1.4 Closing. Subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Company (or at such other place as the parties may mutually agree upon) or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto, on June 15, 2007 (such date is herein referred to as the "Closing Date").

Section 1.5  Termination of Agreement.

(a) Events of Termination. This Agreement may be terminated prior to the Closing as follows:

(1) at the election of the Purchaser, on one hand, or TAA and the Sellers, on the other hand, on or after June 30, 2007, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

(2) by mutual written consent of the Sellers, TAA and Purchaser; or

(3) by Purchaser, TAA or any Seller if there shall be in effect a final nonappealable order of a Governmental or Regulatory Authority (as defined below) of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence).

(b) Procedures. In the event of termination and abandonment by Purchaser or TAA and Sellers, or both, pursuant to Section 1.5(a) hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Membership Interests hereunder shall be abandoned, without further action by the Purchaser or the Sellers. If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

(c) Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser or the Sellers; provided, however, that nothing in this Section 1.5 shall relieve Purchaser, TAA or the Sellers of any liability for a breach of this Agreement.

ARTICLE II

REPRESENTATIONS OF TAA AND THE SELLERS

Except as set forth on the Schedules hereto, TAA and each of the Sellers, jointly and severally, represent, warrant and agree to and with Purchaser as follows:

Section 2.1 Execution and Validity of Agreements; Restrictive Documents; Approvals and Consents.

(a) Execution and Validity - Sellers. The Seller has the full legal right and capacity to enter into this Agreement, the other agreements contemplated hereby (the “Transaction Documents”), and to perform his obligations hereunder and thereunder. This Agreement, and the other agreements contemplated hereby have been duly and validly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

(b) Execution and Validity - TAA. TAA has the full power and authority to enter into this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents by TAA and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all required action on behalf of TAA. Each of this Agreement and the other Transaction Documents has been duly and validly executed and delivered by TAA and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of TAA, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by the effect of (i) any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. Each of the Block Redemption Agreement and Block Pledge Agreement has been duly and validly executed and delivered by the parties thereto and constitutes a valid and binding obligation of the parties thereto.

(c) No Restrictions. To TAA’s and the Seller’s knowledge, there is no suit, action, claim, investigation or inquiry by any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision ("Governmental or Regulatory Authority"), and no legal, administrative or arbitration proceeding pending or threatened against him or any of the Membership Interests to be sold hereby or the Assets (as defined in Section 2.7) with respect to the execution, delivery and performance of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

(d) Non-Contravention. The execution, delivery and performance by each of the Sellers and TAA of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the Articles of Organization or Operating Agreement of TAA; (b) to TAA’s and the Seller’s knowledge, result in the violation by the Seller or TAA of any statute, law, rule, regulation or ordinance (collectively, "Laws"), or any judgment, decree, order, writ, permit or license (collectively, "Orders"), of any Governmental or Regulatory Authority, applicable to the Seller or any of the Membership Interests to be sold hereby, TAA or any of the Assets, or (c) if the consents and notices set forth in Schedule 2.1(e) are obtained, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require TAA or the Seller to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person (as defined in Section 7.3) any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the Membership Interests to be transferred hereby or any of the Assets, under any of the terms, conditions or provisions of any agreement (including the Block Pledge Agreement and Block Redemption Agreement), commitment, lease, license, evidence of indebtedness, mortgage, indenture, security agreement, instrument, note, bond, franchise, permit, concession, or other instrument, obligation or agreement of any kind, written or oral (collectively, "Contracts"), to which TAA or the Seller is a party or by which the Seller or to which any of the Membership Interests to be sold hereby or any of the Assets were or are bound. With respect to any asset, a "Lien" shall mean (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financial lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

(e) Approvals and Consents. Except as set forth on Schedule 2.1(e), no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which TAA or the Seller is a party, or by which the Membership Interests or Assets were or are bound for the execution and delivery of this Agreement or the Transaction Documents by TAA or the Sellers, the performance by TAA or the Sellers of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby.

Section 2.2 Existence and Good Standing. TAA is validly existing and in good standing under the laws of the State of California, with the full power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. TAA is duly qualified, licensed or admitted to do business and are in good corporate/company and tax standing in the jurisdictions set forth on Schedule 2.2, which are the only jurisdictions in which the ownership, use or leasing of their assets and properties, or the conduct or nature of their business, makes such qualification, licensing or admission necessary.

Section 2.3 Equity Sellership; No Options or Restrictions; Subsidiaries and Investments. Seller Jiun Ku owns of record and beneficially has valid title to 22.5% of the Membership Interests of TAA, Seller Shirely Fong owns of record and beneficially has valid title to 22.5% of the Membership Interests of TAA, and such ownership is free and clear of all Liens. The Sellers, collectively, own of record and beneficially have valid title to 45% of the Membership Interests of TAA. TAA also holds 22.5% of the Membership Interests that were acquired pursuant to the Block Redemption Agreement and such Membership Interests are free and clear of all Liens. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any equity, ownership or proprietary interest of TAA, or which grants any Person other than the Sellers and members Kevin Kelly and Noa Mikkelsen the right to share in the earnings or profits of TAA. There are no voting or other similar agreements to which any of the Sellers or TAA is a party. There are no outstanding subscriptions, options, rights, warrants, calls, commitments or arrangements of any kind to acquire any of the Membership Interests owned by the Seller and there are no agreements or understandings with respect to the sale or transfer of any of the Membership Interests owned by the Seller (other than this Agreement). TAA owns no capital stock or other equity or ownership or proprietary interest in any Person.

Section 2.4 Financial Statements and No Material Changes. Schedule 2.4 sets forth (a) the unaudited balance sheet of TAA at December 31, 2006, and the related unaudited statement of income and statement of operations for the fiscal year ended December 31, 2006, and (b) the unaudited balance sheet of TAA as at March 31, 2007 and the related unaudited statement of income and statement of operation for the three months then ended (the unaudited balance sheet of TAA as at March 31, 2007 being referred to herein as the "Balance Sheet"). Such financial statements have been prepared in accordance with GAAP throughout the periods indicated. Except for the absence of footnotes and normal year-end adjustments, the balance sheet fairly presents the financial condition of TAA, at the respective date thereof, and reflects all claims against and all debts and liabilities of TAA, fixed or contingent, as at the respective date thereof, required to be shown thereon under GAAP and the related statements of income and statements of operations fairly present the results of income for the respective period indicated. Since March 31, 2007 (the "Balance Sheet Date"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of TAA.

Section 2.5 Liabilities. TAA has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

Section 2.6 Books and Records. TAA does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) were not prior to the date hereof and are not now under the exclusive ownership and possession of TAA. The Sellers and TAA have delivered to Purchaser complete and correct copies of the Articles of Organization dated as of ____________ and the Operating Agreement dated as of _______________ of TAA.

Section 2.7 Title to Properties; Encumbrances. TAA has good and valid title to, or enforceable leasehold interests in or valid rights under contract to use, all the material properties and assets owned or used by TAA (real, personal, tangible and intangible) (the “Assets”), including, without limitation (a) all the properties and assets reflected in the Balance Sheet, and (b) all the material properties and assets purchased or otherwise contracted for by TAA since the Balance Sheet Date (except for properties and assets reflected in the Balance Sheet or acquired or otherwise contracted for since the Balance Sheet Date that have been sold or otherwise disposed of in the ordinary course of business), in each case free and clear of all Liens, except for Liens set forth on Schedule 2.7. The Assets constitute all of the material property and assets which TAA utilized to conduct its Business immediately prior to the Closing. The Assets, whether owned or otherwise contracted for, are in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate and suitable for the purposes for which they are presently being used.

Section 2.8 Real Property.

(a) Owned Real Property. TAA does not own any real property (including ground leases) or hold a freehold interest in any real property or any option or right of first refusal or first offer to acquire any real property.

(b) Leased Real Property. Schedule 2.8(b) contains an accurate and complete list of all real property leases, subleases, licenses and other occupancy agreements, including without limitation, any modification, amendment or supplement thereto and any other related document or agreement executed or entered into by TAA (each individually, a "Real Property Lease" and collectively, the "Real Property Leases"). Each Real Property Lease is valid, binding and in full force and effect; all rents and additional rents and other sums, expenses and charges due thereunder to date on each such Real Property Lease have been paid; and the lessee has been in peaceable possession since the commencement of the original term of such Real Property Lease and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor. There exists no default or event of default by TAA to the knowledge of the Seller and TAA, by any other party to any Real Property Lease; and there exists no occurrence, condition or act (including the purchase of 100% of the Membership Interests of TAA hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by TAA under any Real Property Lease, and there are no outstanding claims of breach or indemnification or notice of default or termination of any Real Property Lease. TAA holds the leasehold estate on all the Real Property Leases free and clear of all Liens except as set forth on Schedule 2.8(b) and any mortgagees' liens on the real property in which such leasehold estate is located. The real property leased by TAA is in a state of good maintenance and repair, is adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works currently required in connection with any of the leased real properties which are the responsibility of the Company. TAA is in physical possession and actual and exclusive occupation of the whole of each of its leased properties. TAA owes no brokerage commission with respect to any of the Real Property Leases.

Section 2.9 Contracts. Schedule 2.9 hereto contains an accurate and complete list of the following Contracts to which TAA is currently a party or by which any of the Assets are bound: (a) all Plans (as such term is defined in Section 2.18), (b) any personal property lease with a fixed annual rental of $10,000 or more, (c) any Contract relating to capital expenditures which involves payments of $10,000 or more in any single transaction or series of related transactions, (d) any Contract relating to the making of a loan or advance to or investment in, any other Person, (e) any agreement, instrument or arrangement evidencing or relating in any way to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of loan, purchase money obligation, guarantee (other than the endorsement of negotiable instruments for collection in the ordinary course of business), conditional sale, purchase or otherwise, (f) any management service, employment, consulting or similar type of Contract which is not cancelable by TAA without penalty or other financial obligation within 30 days, (g) any Contract limiting TAA's freedom to engage in any line of business or to compete with any other Person, including, without limitation, any agreement limiting the ability of TAA or any affiliate to take on competitive accounts during or after the term thereof, (h) any collective bargaining or union agreement, (i) any Contract between TAA and any officer or director of TAA not covered by subsection (f) above (including indemnification agreements), (j) any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agreements with clients entered into in the ordinary course of business), (k) any agreement with respect to any Intellectual Property (as defined in Section 2.13) other than "shrink-wrap" and similar end-user licenses, (l) any agreement with a client required to be listed on Schedule 2.15, (m) any agreement, indenture or other instrument which contains restrictions with respect to the payment of distributions in respect of the Membership Interests, (n) any joint venture agreement involving a sharing of profits not covered by clauses (a) through (m) above, (o) any Contract (not covered by another subsection of this Section 2.9) which involves $10,000 or more over the unexpired term thereof and is not cancelable by TAA without penalty or other financial obligation within 30 days; provided, however, Contracts of a similar nature with related parties which individually do not involve $10,000 but in the aggregate involve $10,000 or more over the unexpired terms shall also be set forth on Schedule 2.9, and (p) any agreement between TAA, on the one hand, and any Seller, on the other hand. Notwithstanding anything to the contrary contained above, estimates or purchase orders given in the ordinary course of business relating to the execution of projects, do not have to be set forth on Schedule 2.9. Each Contract, including without limitation, those required to be set forth on Schedule 2.9, is in full force and effect, and there exists no material default or event of material default by TAA or to the knowledge of the Seller and TAA, by any other party, or occurrence, condition, or act (including the purchase of 100% of the Membership Interests of TAA hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by TAA, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such Contract.

Section 2.10 Litigation. Except as set forth on Schedule 2.10, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Seller and TAA, any investigation by) any Governmental or Regulatory Authority, pending or, to the knowledge of the Seller and TAA, threatened, against TAA or the Seller with respect to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, or against or affecting TAA, the Assets or the Membership Interests; and, to the knowledge of the Seller, no acts, facts, circumstances, events or conditions occurred or exist which are a basis for any such action, proceeding or investigation. TAA is not subject to any Order entered in any lawsuit or proceeding. Schedule 2.10 also sets forth with respect to each pending or threatened action, suit or proceeding listed thereon, the amount of costs, expenses or damages TAA has incurred to date and reasonably expects to incur through the conclusion thereof.

Section 2.11 Taxes. TAA has timely completed and filed, or caused to be filed, taking into account any valid extensions of due dates, completely and accurately, all federal, state, local and foreign (if any) tax or information returns (including estimated tax returns) required under the statutes, rules or regulations of such jurisdictions to be filed by them during the three (3) years prior to the Closing Date. The term "Taxes" means taxes, duties, charges or levies of any nature imposed by any taxing or other Governmental or Regulatory Authority, including without limitation income, gains, capital gains, surtax, capital, franchise, capital stock, value-added taxes, taxes required to be deducted from payments made by the payor and accounted for to any tax authority, employees' income withholding, back-up withholding, withholding on payments to foreign Persons, social security, national insurance, unemployment, worker’s compensation, payroll, disability, real property, personal property, sales, use, goods and services or other commodity taxes, business, occupancy, excise, customs and import duties, transfer, stamp, and other taxes (including interest, penalties or additions to tax in respect of the foregoing), and includes all taxes payable by TAA pursuant to Treasury Regulations §1.1502-6 or any similar provision of state, local or foreign law. All Taxes shown on said returns to be due and all other Taxes due and owing (whether or not shown on any Tax return) have been paid and all additional assessments received prior to the date hereof have been paid or are being contested in good faith, in which case, such contested assessments are set forth on Schedule 2.11. TAA has collected all sales, use, goods and services or other commodity Taxes required to be collected and remitted or will remit the same to the appropriate taxing authority within the prescribed time periods. TAA has withheld all amounts required to be withheld on account of Taxes from amounts paid to employees, former employees, directors, officers, members, residents and non-residents and remitted or will remit the same to the appropriate taxing authorities within the prescribed time periods. The amount set up as an accrual for Taxes (aside from any reserved for deferred Taxes established to reflect timing differences between book and Tax accrual) on the Balance Sheet (as opposed to the notes thereto) is sufficient for the payment of all unpaid Taxes of TAA, whether or not disputed, for all periods ended on and prior to the date thereof. Since the Balance Sheet Date, TAA has not incurred any liabilities for Taxes other than in the ordinary course of the business of TAA consistent with past custom and practice. No member, manager, director or officer (or employee responsible for Tax matters) of TAA expects any authorities to assess any additional Taxes for any period for which Tax returns have been filed. TAA has delivered to Purchaser correct and complete copies of all federal, state and local income tax returns filed with respect to TAA for all taxable periods beginning on or after January 1, 2004. Except as set forth on Schedule 2.11, none of the federal, state or local income tax returns of TAA have ever been audited by the Internal Revenue Service or any other Governmental or Regulatory Authority. No examination of any return of TAA is currently in progress, and TAA has not received notice of any proposed audit or examination. No deficiency in the payment of Taxes by TAA for any period during the three (3) years preceding the Closing Date has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. TAA has made no agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Taxes against it. TAA has not been a member of an affiliated group filing consolidated federal income tax returns nor has it been included in any combined, consolidated or unitary state or local income tax return. TAA will not be required as a result of a change in accounting method for any period ending on or before the Closing Date to include any adjustment under Section 481 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar provision of state, local or foreign income tax law) in income for any period ending after the Closing Date, including any change which may be required by law in connection with this transaction. TAA is not obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. TAA has not entered into any Tax sharing or indemnification agreement with any party. Purchaser will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or within three (3) years prior to the Closing Date; (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income tax law); (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

Section 2.12 Insurance. Schedule 2.12 contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the property, assets or business of TAA or the employees of TAA (other than self-obtained insurance policies by such employees). Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and TAA has not received any notice of cancellation or termination in respect of any such policy or default thereunder. To the knowledge of the Seller and TAA, such insurance policies are placed with financially sound and reputable insurers, and in light of the nature of the business, assets and properties of TAA and the Seller believes they are in amounts and have coverage that are reasonable and customary for Persons engaged in the Business. Neither TAA nor to the knowledge of the Seller and TAA, the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section 2.12 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Within the last two years TAA has not filed for any claims exceeding $10,000 against any of its insurance policies, exclusive of automobile and health insurance policies. None of such policies shall lapse or terminate by reason of the transactions contemplated by this Agreement or the Transaction Document and all such policies shall continue in effect after the Closing Date for the benefit of TAA. TAA has not received any notice of cancellation of any such policy. TAA has not received written notice from any of its insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on Schedule 2.12 will not be available in the future on substantially the same terms now in effect.

Section 2.13 Intellectual Properties.

(a) Definitions.  For purposes of this Agreement, the following terms have the following definitions:

"Intellectual Property" shall include, without limitation, any or all of the following and all rights associated therewith: (a) all domestic and foreign patents, and applications therefor, and all reissues, reexaminations, divisions, renewals, extensions, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements; (c) trade secrets, confidential and proprietary information, know how, technology, technical data and customer lists, financial and marketing data, pricing and cost information, business and marketing plans, databases and compilations of data, rights of privacy and publicity, and all documentation relating to any of the foregoing; (d) all copyrights, copyright registrations and applications therefor, unregistered copyrights, the content of all World Wide Web sites of TAA and all other rights corresponding thereto throughout the world; (e) all mask works, mask work registrations and applications therefor; (f) all industrial designs and any registrations and applications therefor; (g) all trade names, corporate names, logos, trade dress, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith; (h) any and all Internet domain names and Web sites (including all software and applications, and all components and/or modules thereof), used in connection therewith; and (i) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing.

"Intellectual Property of the Company" shall mean any Intellectual Property that: (a) is owned by or exclusively licensed to TAA, or (b) which is used in the operation of the Business, including the design, manufacture and use of the products of TAA as it currently is operated, but shall specifically not include any rights in or to materials created for clients as "work-made-for-hire" or which are subject to an assignment in favor of clients of TAA.

(b) Representations.

(1) Schedule 2.13 hereto contains an accurate and complete list of all patents, patent applications, registered trademarks, applications for registered trademarks, registered service marks, applications for registered service marks, logos, registered copyrights, applications for registered copyrights and Internet domain names which are used in connection with the operation of the Business (the "Registered IP"). Except as set forth on Schedule 2.13, the registrations and applications of the Registered IP listed on Schedule 2.13 owned by TAA are in the name of TAA and are valid, in proper form, enforceable and subsisting, all necessary registration and renewal fees in connection with such registrations have been made and all necessary documents and certificates in connection with such registrations have been filed with the relevant patent, Internet domain names, copyrights and trademark authorities in the United States or other jurisdiction for the purposes of maintaining such Intellectual Property registrations, and applications therefor. No registration, or application therefor, for any of the Registered IP has lapsed, expired, or been abandoned, and no such registrations, or applications therefor, are the subject of any opposition, interference, cancellation, or other legal, quasi-legal, or governmental proceeding pending before any governmental, registration, or other authority in any jurisdiction.

(2) Except as set forth on Schedule 2.13, (i) no Person has any rights to use any of the Intellectual Property of TAA, (ii) TAA has not granted to any Person, nor authorized any Person to retain, any rights in the Intellectual Property of TAA, and (iii) TAA owns all rights, title and interest in, or has the right to use pursuant to valid license agreements, all Intellectual Property used in, or necessary for, the conduct of the Business, free and clear of all Liens. TAA is not in material default in the payment of any fees or other amounts payable under any Contract to use Intellectual Property. Except as set forth on Schedule 2.13, the consummation of the transactions contemplated hereby will not result in any material loss or impairment of Company's rights to own or use any Intellectual Property, nor will such consummation require the consent of any third party in respect of any Intellectual Property.

(3) To the knowledge of Seller, neither TAA, nor the operation of the Business infringes the Intellectual Property of any other Person. There are no proceedings pending or, to the knowledge of the Seller and TAA, threatened against TAA with respect to the Intellectual Property, or with respect to any other Intellectual Property, alleging the infringement or misappropriation by TAA of any Intellectual Property of any Person, and TAA has not received notice from any Person that the operation of the Business infringes the Intellectual Property of any Person. There are no claims pending or, to the knowledge of the Seller and TAA, threatened challenging the validity of any Intellectual Property of the Company or any Intellectual Property used by TAA in the conduct of the Business. TAA has not entered into or is otherwise bound by any consent, forbearance or any settlement agreement which limits the rights of TAA to use the Intellectual Property of TAA.

(4) To the knowledge of the Seller and TAA, no Person is infringing or misappropriating any of the Intellectual Property of TAA. All computer software and applications, other than off-the-shelf applications subject to shrink-wrap and similar end-user licenses, included in the Intellectual Property of the Company ("Software") was either developed (a) by employees of TAA within the scope of such employee's employment duties; (b) by independent contractors as "works-made-for-hire," as that term is defined under Section 101 of the United States Copyright Act, 17 U.S.C. § 101, pursuant to written agreement; or (c) by third parties who have assigned all of their rights therein to TAA pursuant to a written agreement. Except as set forth on Schedule 2.13, no former or present employees, officers or directors of TAA retain any rights of ownership or use of any Software, and no employees or third parties who have developed or participated in the development of Software have any claims to any rights therein.

Section 2.14 Compliance with Laws; Permits.

(a) Compliance. TAA is, and the Business has been conducted, in compliance with all applicable Laws and Orders, except in each case (other than with respect to compliance with environmental Laws and Orders relating to the regulation or protection of the environment ("Environmental Laws and Orders")) where the failure to so comply would not reasonably be expected to have a Material Adverse Effect (as defined below), including without limitation: (a) all Laws and Orders promulgated by the Federal Trade Commission or any other Governmental or Regulatory Authority; (b) all Environmental Laws and Orders; and (c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker's compensation, employment and wages, hours and vacations, or pay equity. TAA has not been charged with, or, to the knowledge of the Seller and TAA, threatened with or under any investigation with respect to, any charge concerning any violation of any Laws or Orders. The term "Material Adverse Effect" as it applies to TAA, shall mean a material adverse effect on the operations, business, prospects, assets or financial condition of TAA.

(b) Permits. TAA has all permits, licenses, and other government certificates, authorizations and approvals ("Permits") required by any Governmental or Regulatory Authority for the operation of the Business and the use of the Assets tra, except where the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. All of the Permits are in full force and effect and no action or claim is pending, nor to the knowledge of the Seller and TAA is threatened, to revoke or terminate any such Permit or declare any such Permit invalid in any material respect.

Section 2.15 Client Relations. Schedule 2.15 sets forth (a) the 20 largest clients of TAA taken as a whole (measured by revenues), and the revenues from each such client and from all clients (in the aggregate) for the calendar years ended December 31, 2005 and December 31, 2006 and (b) the clients projected to be the 20 largest clients (measured by revenues) of the Company based on TAA's current profit plan for the twelve months ending December 31, 2007, together with the estimated revenues from each such client and all clients (in the aggregate) for such period. The Seller and TAA do not warrant that the estimated revenues set forth on Schedule 2.15 will prove to be accurate; provided, however, they do represent that they were made in good faith. Except as set forth on Schedule 2.15, no client of TAA has advised TAA or the Seller in writing that it is (x) terminating or considering terminating the handling of its business by TAA or in respect of any particular product, project or service or (y) planning to reduce its future spending with TAA in any material manner.

Section 2.16 Accounts Receivable; Work-in-Process. The amount of all work-in-process, accounts receivable, unbilled invoices (including without limitation unbilled invoices for services and out-of-pocket expenses) and other debts due or recorded in the records and books of account of TAA represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and will be good and collectible in full (less the amount of any provision, reserve or similar adjustment therefor reflected on the Balance Sheet and the Closing Balance Sheet) in the ordinary course of business, and none of the accounts receivable or other debts (or accounts receivable arising from any such work-in-process or unbilled invoices) is or will be subject to any counterclaim or set-off except to the extent of any such provision, reserve or adjustment. The accounts payable set forth on the Balance Sheet represent trade payables resulting from bona fide transactions incurred in the ordinary course of business. There has been no change since the Balance Sheet Date in the amount or aging of the work-in-process, accounts receivable, accounts payable, unbilled invoices, or other debts due to TAA, or the reserves with respect thereto, or accounts payable of TAA which would have a Material Adverse Effect.

Section 2.17 Employment Relations. (a) No unfair labor practice complaint against TAA is pending before any Governmental or Regulatory Authority; (b) there is no organized labor strike, dispute, slowdown or stoppage actually pending or to the knowledge of the Seller and TAA threatened against or involving TAA or the Assets; (c) there are no labor unions representing or, to the knowledge of the Seller and TAA, attempting to represent the employees of TAA; (d) no claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending against any of TAA or the Sellers and to the knowledge of the Seller and TAA, no such claim or grievance has been threatened; (e) no collective bargaining agreement is currently being negotiated by TAA; and (f) TAA did not experience any work stoppage or similar organized labor dispute during the last three years. Except as set forth on Schedule 2.10, there is no legal action, suit, proceeding or claim pending or, to the knowledge of TAA, threatened between TAA and any employees or former employees of TAA, agents or former agents of TAA, job applicants or any association or group of any employees of TAA.

Section 2.18 Employee Benefit Matters.

(a)  List of Plans. Schedule 2.18 to this Agreement lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, incentive, deferred compensation, stock option, restricted stock, stock appreciation rights, phantom stock rights, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all termination, severance or other Contracts, whether covering one Person or more than one Person, and whether or not subject to any of the provisions of ERISA, which are or have been maintained, contributed to or sponsored by TAA, or any ERISA Affiliate (as defined in Section 2.18(c)) for the benefit of any employee (each item listed on Schedule 2.18 being referred to herein individually, as a "Plan" and collectively, as the "Plans"). TAA has delivered to Purchaser, to the extent applicable, a complete and accurate copy of: (a) each written Plan and descriptions of any unwritten Plan (including all amendments thereto whether or not such amendments are currently effective); (b) each summary plan description and all summaries of material modifications relating to a Plan; (c) each trust agreement or other funding arrangement with respect to each Plan, including insurance contracts; (d) the most recently filed IRS Form 5500 relating to each Plan; (e) the most recently received IRS determination letter for each Plan; and (f) the three most recently prepared actuarial reports and financial statements in connection with each Plan. TAA has made no commitment, (i) to create or cause to exist any Plan not set forth on Schedule 2.18 or (ii) to modify, change or terminate any Plan.

(b) Severance. None of the Plans, nor any employment agreement or other Contract to which TAA is a party or bound, (a) provides for the payment of or obligates TAA to pay separation, severance, termination or similar-type benefits to any Person; or (b) obligates TAA to pay separation, severance, termination or similar-type benefits as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code, either alone or in conjunction with any subsequent occurrence.

(c) Multi-Employer Plans. None of TAA or any ERISA Affiliate has maintained, contributed to or participated in a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a multiple employer plan subject to Sections 4063 and 4064 of ERISA, nor has any obligations or liabilities, including withdrawal, reorganization or successor liabilities, regarding any such plan. As used herein, the term "ERISA Affiliate" means any Person that is or has been a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which TAA is a member.

(d) Welfare Benefit Plans. TAA has expressly reserved the right, in all Plan documents relating to welfare benefits provided to employees, former employees, officers, directors and other participants and beneficiaries, to amend, modify or terminate at any time the Plans which provide for welfare benefits, and the Stockholder is not aware of any fact, event or condition that could reasonably be expected to restrict or impair such right. Except as required under Section 601 of ERISA, none of TAA or any ERISA Affiliate has made any promises or commitments to provide, and is not obligated to provide (i) medical benefits (including without limitation through insurance) to retirees or former employees of TAA or any ERISA Affiliate or their respective dependants, or (ii) life insurance or other death benefits to retired employees or former employees of TAA or any ERISA Affiliate or their respective dependants.

(e) Administrative Compliance. Each Plan is now and has been operated in all material respects in accordance with the requirements of all applicable Laws, including, without limitation, ERISA, the Health Insurance Portability and Accountability Act of 1996 and the Code, the Age Discrimination in Employment Act, Family and Medical Leave Act, the Americans with Disabilities Act, the Equal Pay Act, and Title VII of the Civil Rights Act of 1964, and the regulations and authorities published thereunder. TAA has performed all material obligations required to be performed by them under, are not in any respect in default under or in violation of, and neither TAA nor the Sellers has any knowledge of any default or violation by any Person under, any Plan. Except as set forth on Schedule 2.10, no legal action, suit, audit, investigation or claim is pending or, to the knowledge of the Seller, and TAA, threatened with respect to any Plan (other than claims for benefits in the ordinary course), and no fact, event or condition exists that would be reasonably likely to provide a legal basis for any such action, suit, audit, investigation or claim. All reports, disclosures, notices and filings with respect to such Plans required to be made to employees, participants, beneficiaries, alternate payees and any Governmental or Regulatory Authority have been timely made or an extension has been timely obtained. With respect to any insurance policy providing funding for benefits or an investment alternative under any Plan, (i) no liability or loss shall be incurred by the Company or any such Plan in the nature of a retroactive rate adjustment, loss sharing arrangement or other liability or loss, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of the Seller, and TAA, no such proceedings with respect to any insurer are imminent.

(f) Tax-Qualification. Each Plan which is intended to be qualified under Section 401(a) of the Code is qualified under Sections 401(a) or 408(k) of the Code (and, if applicable, complies with the requirements of Section 401(k) and 408(k) of the Code), and has received a favorable determination letter from the IRS that it is so qualified. Each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is exempt under Section 501(a) of the Code and has received a determination letter from the IRS that it is so exempt; and no fact or event has occurred or condition exists since the date of such determination letter from the IRS which would be reasonably likely to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

(g)  Funding; Excise Taxes. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan subject to ERISA. Neither TAA nor any ERISA Affiliate has incurred any liability for any excise tax arising under Sections 4971, 4972, 4973, 4974, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980, 4980B, 4980D or 4980E of the Code or any civil penalty arising under Sections 409, 502(i) or 502(l) of ERISA, and no fact, event or condition exists which could give rise to any such liability. Neither TAA nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Section 302(c)(11) or Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course), including, without limitation, any liability in connection with the termination of any employee benefit plan subject to Title IV of ERISA (a "Title IV Plan"); and, no fact, event or condition exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan maintained by TAA, the Company or any ERISA Affiliate, and no reportable event (within the meaning of Section 4043 of ERISA), notice of which has not been waived by the PBGC, has occurred or is expected to occur with respect to any Plan maintained by TAA or any ERISA Affiliate. The transactions contemplated by this Agreement and the Transaction Document will not result in liability to TAA or Purchaser under Section 4069 of ERISA. No Title IV Plan or Plan subject to Section 302 of ERISA maintained by TAA, the Company or any ERISA Affiliate had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of TAA or any ERISA Affiliate is the subject of any Lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither TAA nor any ERISA Affiliate has been required to post any security under Section 307 of ERISA or Section 401(a) (29) of the Code relating to any Plan; and no fact or event exists which could give rise to any such Lien or requirement to post any such security. As of the Closing Date, no Plan which is a Title IV Plan will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA) and no Plan which is subject to Section 302 of ERISA will have in "accumulated funding deficiency" (within the meaning of Section 302(a)(2) of ERISA).

(h) Tax Deductions. All contributions, premiums or payments (including all employer contributions and, if applicable, employee salary reduction contributions) required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates, including extensions thereof. All such contributions have been fully deducted or in the case of the current year will be deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental or Regulatory Authority, and no fact or event exists which could give rise to any such challenge or disallowance.

Section 2.19 Interests in Customers, Suppliers, Etc. Except as set forth on Schedule 2.19, neither the Seller nor TAA, nor to the knowledge of the Seller or TAA, any officer, director, manager or employee of TAA immediately prior to the Closing Date, nor any parent, brother, sister, child or spouse of any such officer, director, key executive or employee of TAA or the Seller (collectively, the "Related Group"), or any Person controlled by anyone in the Related Group:

(i) owns, directly or indirectly, any interest in (excepting for ownership, directly or indirectly, of less than 1% of the issued and outstanding shares of any class of securities of a publicly held and traded company), or received or has any right to receive payments from, or is an officer, director, employee, agent or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of TAA;

(ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, but not limited to Intellectual Property), that TAA used in the conduct of the Business, other than immaterial personal items owned and used by employees at their work stations; or

(iii) has any cause of action or other claim whatsoever against, or owes any amount to, TAA, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

Section 2.20 Bank Accounts and Powers of Attorney. Set forth in Schedule 2.20 is an accurate and complete list showing (a) the name and address of, and account information for, each bank in which immediately prior to the transfer of the Business, TAA had an account, credit line or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto, and (b) the names of all Persons, if any, holding powers of attorney from TAA and a summary statement of the terms thereof, in each case in connection with the Business.

Section 2.21 Compensation of Employees. Schedule 2.21 is an accurate and complete list showing: (a) the names and positions of all employees and exclusive consultants who immediately prior to the transfer of the Business were being compensated by TAA at an annualized rate of $30,000 or more, together with a statement of the current annual salary, and the annual salary, bonus and incentive compensation paid or payable with respect to calendar years 2005 and 2006, and a statement of the projected annual salary, bonus and incentive compensation payable with respect to the calendar year ending December 31, 2007, and the material fringe benefits of such employees and exclusive consultants not generally available to all employees of TAA; (b) all bonus and incentive compensation paid or payable (whether by agreement, custom or understanding) to any employee of TAA not listed in clause (a) above for services rendered or to be rendered during the calendar years 2004, 2005 and 2006; (c) the names of all retired employees, if any, of TAA who are receiving or entitled to receive any healthcare or life insurance benefits or any payments from TAA not covered by any pension plan to which TAA is a party, their ages and current unfunded pension rate, if any; and (d) a description of the current severance and vacation policy of TAA. TAA has not, because of past practices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business). No employee of TAA has terminated their employment, or to the knowledge of TAA or the Seller, threatened to terminate their employment with TAA, as a result of the transactions contemplated by this Agreement.

Section 2.22 No Changes Since the Balance Sheet Date. From the Balance Sheet Date through the date hereof, except as specifically stated on Schedule 2.22, TAA has not (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of its material assets to be subjected to any Lien other than in the ordinary course of business consistent with past practices, (iii) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (iv) made any capital expenditure or commitment therefor which individually or in the aggregate exceeded $10,000; (v) made any distributions or dividend payments on any shares of its capital stock or equity participation rights, or redeemed, purchased or otherwise acquired any shares of its capital stock, or any option, warrant or other right to purchase or acquire any shares of capital stock or equity participation rights of TAA, (vi) made any bonus or profit sharing distribution, (vii) increased or prepaid its indebtedness for borrowed money, except current borrowings under credit lines listed on Schedule 2.9, or made any loan to any Person other than to any employee for normal travel and expense advances, (viii) wrote down the value of any work-in-process, or wrote off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which individually or in the aggregate, were material to TAA, (ix) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, received aggregate compensation from TAA at an annual rate of $30,000 or more, or except in the ordinary course of business to any other employees, (x) entered into any employment or exclusive consulting agreement which is not cancelable by TAA without penalty or other financial obligation within 30 days, (xi) canceled or waived any claims or rights of material value, (xii) made any material change in any method of accounting procedures, (xiii) otherwise conducted its business or entered into any material transaction, except in the usual and ordinary manner and in the ordinary course of its business, (xiv) amended or terminated any agreement which is material to their businesses, (xv) renewed, extended or modified any lease of real property or any lease of personal property, except in the ordinary course of business, or (xvi)  adopted, amended or terminated any Plan or (xvii) agreed, whether or not in writing, to do any of the actions set forth in any of the above clauses.

Section 2.23 Corporate Controls. To the knowledge of the Seller and TAA, no officer, authorized agent, employee, consultant or any other Person while acting on behalf of TAA, has, directly or indirectly: used any corporate fund for unlawful contributions, gifts, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; participated in any racketeering activity; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or other payment of a similar or comparable nature, to any Person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, and TAA has not participated in any illegal boycott or other similar illegal practices affecting any of its actual or potential customers.

Section 2.24 Brokers. Except as set forth on Schedule 2.24, no broker, finder, agent or similar intermediary has acted on behalf of the Seller or TAA in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees, consulting fees or similar fees or commissions are payable by TAA or the Seller in connection therewith based on any agreement, arrangement or understanding with any of them.

Section 2.25 Forecasts and Projections. All of the forecasts and projections delivered by TAA to Purchaser or any of its affiliates pursuant to this Article II or otherwise in connection with transactions contemplated hereby were made in good faith; provided, however, TAA and the Seller do not represent that any forecasted or projected results will be achieved.

ARTICLE III

REPRESENTATIONS OF THE PURCHASER

Purchaser represents, warrants and agrees to and with the Sellers as follows:

Section 3.1 Existence and Good Standing. Purchaser is a corporation validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

Section 3.2 Execution and Validity of Agreement. Purchaser has the full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement and the other Transaction Documents by Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required corporate action on behalf of Purchaser, and this Agreement and the other Transaction Documents have been duly and validly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by other parties thereto, constitute legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except to the extent that enforceability may be limited by the effect of (i) any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

Section 3.3 Litigation. There is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of Purchaser, any investigation by), any Governmental or Regulatory Authority (“Legal Proceedings”) pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its properties or rights with respect to this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

Section 3.4 Non-Contravention; Approvals and Consents.

(a) Non-Contravention. The execution, delivery and performance by Purchaser of its obligations under this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of Purchaser, or (b) result in the violation by Purchaser of any Laws or Orders of any Governmental or Regulatory Authority applicable to Purchaser or any of its assets or properties, or (c) result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Purchaser, under any of the terms, conditions or provisions of any Contract to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound.

(b) Approvals and Consents. Other than consents which have been obtained, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound for Purchaser's execution and delivery of this Agreement and the other Transaction Documents, the performance by Purchaser of its obligations hereunder and thereunder or Purchaser's consummation of the transactions contemplated hereby and thereby.

Section 3.5 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by Purchaser in connection therewith based on any agreement, arrangement or understanding with any of them.

Section 3.6 Cash Reserves and Payment of TAA Liabilities. Purchaser shall, at the Closing, have at least Three Hundred Thousand Dollars ($300,000) in cash or cash equivalents deposited in one or more accounts maintained for the Company or TAA (the “Current Deposit”). In addition Purchaser shall directly invest into TAA an aggregate amount of at least One Million Fifty Thousand Dollars ($1,050,000) during the twelve (12) months following the Closing (the “Capital Commitment”). The Current Deposit and the Capital Commitment shall be exclusively used for TAA operations and capital expenditures in order to support the development and growth of the Business and for no other purposes. The parties acknowledge that Seventy-Five Thousand Dollars ($75,000) will be deemed to have been invested by Purchaser in TAA at Closing pursuant to the terms of the promissory note issued by TAA to Purchaser dated February 23, 2007.

ARTICLE IV

CONDITIONS TO CLOSING

Section 4.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

(a) all representations and warranties of TAA and the Sellers contained herein shall be true and correct as of the date hereof; all representations and warranties of TAA and the Sellers contained herein qualified as to materiality shall be true and correct, and the representations and warranties of TAA and the Sellers contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

(b) TAA and the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c) Purchaser shall have been furnished with certificates (dated the Closing date and in form and substance reasonably satisfactory to Purchaser) executed by TAA certifying as to the fulfillment of the conditions specified in subsection (a) and (b) hereof;

(d) there shall not have been or occurred any event which will have a Material Adverse Effect;

(e) TAA and the Sellers shall have obtained or given, at no expense to Purchaser, and there shall not have been withdrawn or modified, any consents or approvals or other actions listed on Schedule 2.1(e) hereof (including without limitation, obtaining all such consents, approvals and/or waivers required under the Contracts listed on Schedule 2.9 in order to permit the consummation of the transactions contemplated by this Agreement and the other Transaction Documents without causing or resulting in a default, event of default, acceleration event or termination event under any of such documents and without entitling any party to any of such documents to exercise any other right or remedy adverse to the interests of Purchaser or TAA thereunder); each such consent or approval shall be in form reasonably satisfactory to counsel for Purchaser;

(f) no legal proceedings shall have been instituted or threatened or claim or demand made against TAA, the Sellers or Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a Governmental or Regulatory Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(g) Purchaser shall have received disclosure schedules required pursuant to Article II hereof, which shall be reasonably satisfactory to Purchaser;

(h)  TAA shall have delivered to Purchaser a copy of the resolutions of its Managers and/or Members, authorizing the execution, delivery and performance of this Agreement and the Transaction Document and the transactions contemplated hereby and thereby, certified by one of its officers. TAA and the Sellers shall have delivered to Purchaser: (1) a copy of the Company's Certificate of Formation, including all amendments, certified by the California Secretary of State; (2) a certificate from the California Secretary of State that the Company is in good standing in such state; and (3) a certificate from the appropriate authority of each state in which the Company is qualified as a foreign corporation to do business to the effect that the Company is in good standing in such state;

(i)  the Sellers shall sell and deliver to the Purchaser an aggregate of 45% of the Membership Interests of TAA and TAA shall sell and deliver to the Purchaser an aggregate of 22.5% of the Membership Interests of TAA;

(j)  TAA shall, if requested by Purchaser, shall have executed and delivered an Amended and Restated Operating Agreement (the "Amended and Restated Operating Agreement") with Purchaser dated the Closing Date in form and content reasonably acceptable to Purchaser;

(k) TAA and former member Larry Block shall have executed and delivered such documents as Purchaser may reasonably request evidencing termination of the Block Pledge Agreement and payment in full of the Block Note; and

(k all proceedings to be taken in connection with the transactions contemplated by this Agreement and the other Transaction Documents must be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received copies of all such documents and other evidences as it or its counsel reasonably requested in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

Section 4.2  Conditions Precedent to Obligations of TAA and the Sellers. The obligations of TAA and the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by TAA and the Sellers in whole or in part to the extent permitted by applicable Law):

(a) all representations and warranties of Purchaser contained herein shall be true and correct as of the date hereof; all representations and warranties of Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

(c) Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(d) the Sellers shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by the Chief Executive Officer of Purchaser certifying as to the fulfillment of the conditions specified in subsections (a) and (b), and resolutions of the Board of Directors of Purchaser authorizing the acquisition of the Membership Interests of TAA;

(e) there shall not be in effect any order by a Governmental or Regulatory Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(f) Purchaser shall, at the Closing, have deposited at least Three Hundred Thousand Dollars in ($300,000) in cash or cash equivalents;

(g) Purchaser shall have delivered the Ku Note and the Fong Note;

(h) Purchaser shall have paid all accrued and unpaid principal and interests on the Block Note in full; and

(i) all proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto must be reasonably satisfactory in form and substance to the Sellers and TAA and their counsel and the Sellers shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE V

OTHER AGREEMENTS

Section 5.1 Tax Matters.

(a)Company Tax Returns. Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax returns for TAA that are filed after the Closing Date for any period ending on the Closing Date except as otherwise specifically provided in the Amended and Restated Limited Liability Company Agreement. Purchaser shall permit the Sellers to review and comment on each such Tax return described in the preceding sentence prior to filing.

(b) Tax Cooperation. Purchaser, TAA and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns pursuant to this Section 5.1 or any other Tax returns relating to the operations of TAA, and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records pursuant to Section 5.16.

(c)  Sales Taxes. To the extent that any of the transactions contemplated by the Transaction Document or this Agreement gives rise to sales and/or use tax liability or other transfer, purchase, stamp or recordation documentary tax and fees (collectively, "Sales Taxes"), TAA shall promptly pay such Sales Taxes to the appropriate tax authorities.

Section 5.2 Access to Information. TAA and the Sellers agree that, prior to the Closing Date, Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of TAA and such examination of the books, records and financial condition of TAA as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and TAA and the Sellers shall cooperate fully therein. No investigation by Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of TAA contained in the Transaction Documents. TAA shall cause its officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate fully with such representatives in connection with such review and examination.

Section 5.3 Conduct of the Business Pending the Closing.

(a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of Purchaser, TAA shall:

(1) conduct its business only in the ordinary course consistent with past practice;

(2) use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill and (B) preserve its present relationship with Persons having business dealings with it;

(3) maintain (A) all of its assets and properties in their current condition, ordinary wear and tear excepted and (B) insurance upon all of its properties and assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(4) (A) maintain its books, accounts and records in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to its operation; and

(5) comply in all material respects with applicable Laws.

(b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of Purchaser, TAA shall not:

(1) except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

(2) subject to any Lien (except for liens that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of its properties or assets (whether tangible or intangible);

(3) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of its material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice);

(4) cancel or compromise any debt or claim or waive or release any material right except in the ordinary course of business consistent with past practice;

(5) enter into any commitment for capital expenditures in excess of $10,000 for any individual commitment and $15,000 for all commitments in the aggregate;

(6) introduce any material change with respect to its operation, including any material change in the types, nature, composition or quality of its products or services, experience any material change in any contribution of its product lines to its revenues or net income, or, other than in the ordinary course of business, make any change in product specifications or prices or terms of distributions of such products;

(7) enter into any transaction or make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

(8) enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

(9) except for transfers of cash pursuant to normal cash management practices, make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with any Affiliate; or

(10) agree to do anything prohibited by this Section 5.3 or anything which would make any of the representations and warranties of TAA in this Agreement or Transaction Documents untrue or incorrect in any material respect as of any time through and including the Effective Time.

Section 5.4 Consents. TAA shall use its best efforts, and Purchaser shall cooperate with TAA, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 2.1(b) hereof; provided, however, that neither TAA nor Purchaser shall be obligated to pay any consideration therefore to any third party from whom consent or approval is requested.

Section 5.5 Other Actions. Each of TAA, the Sellers and Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The parties acknowledge that the Sellers have provided personal guarantees of certain obligations of TAA, including the current factoring line of credit (the “Guarantees”). Purchaser shall take any and all action necessary or appropriate to cause any and all applicable creditors of TAA to cancel or terminate such Guarantees within 120 days after the Closing. Purchaser shall also indemnify each of the Sellers, pursuant to the terms of Section 6.3 below, for any Losses related to demand by any lender or creditor to make any payment related to any Guarantee after the Closing Date.

Section 5.6 No Solicitation. TAA and the Sellers will not, and will not cause or permit any of its partners, officers, employees, representatives or agents (collectively, the “Representatives”) to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the Assets or Membership Interests or other equity interest in it other than the transactions contemplated by this Agreement (an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning its business, operations, properties or assets in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. TAA will inform Purchaser in writing immediately following the receipt by TAA or any Representative of any proposal or inquiry in respect of any Acquisition Transaction.

Section 5.7 Preservation of Records. TAA, the Sellers and Purchaser agree that each of them shall preserve and keep the records held by it relating to the business of TAA for a period of three years from the Closing Date (six years with respect to tax related records) and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, preparation of financial statements, disclosure of information to the Securities and Exchange Commission, stock exchange or similar entity, any insurance claims by, legal proceedings against or governmental investigations of TAA, Purchaser or any of their Affiliates or in order to enable TAA and Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event TAA, Purchaser or a Seller wishes to destroy such records after that time, such party shall first give ninety (90) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice.

Section 5.8 Publicity. Neither TAA, the Sellers nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Purchaser or TAA, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Purchaser or TAA lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

Section 5.9 Use of Name. TAA and the Sellers hereby agrees that upon the consummation of the transactions contemplated hereby, Purchaser shall have the sole right to the use of the name “The Apparel Agent”, “Motive”, “Ammo” and variations thereof.

Section 5.10 Agreement To Refrain From Competition. Each of the Sellers hereby acknowledges that this agreement to refrain from competition is executed by him as a part of the inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein. In connection herewith, Seller acknowledges its obligation to refrain from competition for a twelve (12) month period following the Closing of this Agreement. Seller each further acknowledges that the Purchase Price given in consideration of the Membership Interests is part of the consideration for them entering into this Agreement to refrain from competition and that they are receiving full and adequate consideration for their covenants and agreements contained in each of subsection (a) through (e) of this Section 5.10.

(a) Non-solicitation of Employees. For a period of twelve (12) months following the Closing, Seller shall not in any way or in any capacity entice, or try to entice, away from Purchaser or TAA any person who, in the twelve months preceding the Closing was an employee of Purchaser or TAA.

(b) Non-solicitation of Clients or Customers. For a period of twelve (12) months following the Closing, Seller shall not, whether on their own behalf or on behalf of any other person or organization, canvass or approach or procure another person to canvass or approach any person or organization who or which was a client or customer of Purchaser or TAA with a view to providing to them services which compete directly with the Business of Purchaser or TAA.

(c)  Non-competition. For a period of twelve (12) months following the Closing, Seller shall not, whether on its own behalf or on behalf of any other person or organization, be involved in the provision of any services which compete with the business of Purchaser or TAA within Los Angeles County, California.

(d) Reasonableness of restrictions. Each of subsections (a) through (e) of Section 5.10 set out above is acknowledged by Seller to be reasonable in duration, extent and application and is the minimum protection necessary for Purchaser and TAA in respect of its goodwill, trade connections and business. Each of the covenants and obligations on Seller’s part set out in this Section 5.10 is deemed to be separate and severable and enforceable by Purchaser and TAA accordingly. If any of the restrictions set out above are held to be void but would be valid if part of the wording was deleted by a court of competent jurisdiction such restriction shall apply with such deletion as may be necessary to make it valid and effective. Therefore, in furtherance of and not in derogation of the provisions of this Agreement, Seller agrees that in the event any court of competent jurisdiction should decline to enforce any provision, in whole or in part, of subsections (a) through (e) of this Section 5.10, then the obligations of Seller under such subsections shall be deemed to be modified to the extent which the court shall find enforceable. If any court of competent jurisdiction shall at any time deem the time period too lengthy under subsection (a) through (e) of this Section 5.10, the other subsections of this Section 5.10 shall nevertheless stand, and the time period shall be deemed to be the longest period permissible by law under the circumstances. In such case, the parties agree that the court may reduce the duration of the time period. Seller acknowledges that Purchaser and TAA will be irreparably harmed if Seller’s obligations under this Section 5.10 hereunder are not specifically enforced and that Purchaser and TAA would not have an adequate remedy at law in the event of an actual or threatened violation by Seller of these obligations hereunder. Therefore, Seller agrees and consents that Purchaser and TAA shall be entitled to an injunction or any appropriate decree of specific performance for any actual or threatened violations or breaches by Seller and such other relief as may be just and proper, including the right to recover all losses or damages suffered by Purchaser or TAA resulting from any such breach or threatened breach.

(e)  Exceptions. Notwithstanding anything to the contrary herein, this Section 5.10 shall not restrict Seller Jiun Ku from continuing to own and operate his company Perfect Cotton, subject only to the restrictions set forth in subsections (a) and (b) above.

(f) Survival. The provisions of this Section 5.10 shall survive the Closing of this Agreement and shall remain in full force and effect for a period of twelve (12) months from the date of the Closing.

ARTICLE VI

SURVIVAL; INDEMNITY

Section 6.1 Survival. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Schedules, if any, furnished by any other party pursuant to this Agreement, or in any certificate or document delivered at the Closing by any other party. Subject to the limitations set forth in Sections 6.4 and 6.6, the respective representations, warranties, covenants and agreements of the Sellers, TAA and Purchaser contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date (the “Termination Date”).

Section 6.2 Obligation of the Sellers to Indemnify. Subject to the limitations contained in Sections 6.4 and 6.6, the Sellers, hereby agree, jointly and severally, to indemnify Purchaser and its affiliates, stockholders, officers, directors, employees, agents, representatives and successors, permitted assignees of Purchaser and their affiliates (individually, a "Purchaser Indemnified Party" and collectively, the "Purchaser Indemnified Parties") against, and to protect, save and keep harmless Purchaser Indemnified Parties from, and to pay on behalf of or reimburse Purchaser Indemnified Parties as and when incurred for, any and all Losses that may be imposed on or incurred by any Purchaser Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any material misrepresentation, inaccuracy or breach of any warranty or representation contained in this Agreement or in any certificate delivered by TAA or the Sellers at the Closing; (b) any breach or failure by TAA or the Sellers to comply with, perform or discharge any obligation, agreement or covenant by TAA or the Sellers contained in this Agreement; and (c) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or Regulatory Authority) against or affecting any Purchaser Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of TAA or Sellers contained in Article II hereof or in any certificate delivered by Sellers at the Closing, provided that Purchaser Indemnified Parties’ claim therefor is instituted by written notice to the Sellers within the time period specified in Sections 6.5.

Section 6.3 Obligation of Purchaser to Indemnify. Subject to the limitations contained in Sections 6.4 and 6.6 hereof, Purchaser hereby agrees to indemnify the Sellers their agents, representatives and successors, permitted assignees and affiliates (individually an "TAA Indemnified Party" and collectively, the "TAA Indemnified Parties") against, and to protect, save and keep harmless the TAA Indemnified Parties from, and to pay on behalf of or reimburse the TAA Indemnified Parties as and when incurred for, any and all Losses that may be imposed on or incurred by any TAA Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any material misrepresentation, inaccuracy or breach of any warranty or representation of Purchaser contained in this Agreement or in any certificate delivered by Purchaser at the Closing; (b) any breach or failure by Purchaser to comply with, perform or discharge any obligation, agreement or covenant by Purchaser contained in this Agreement; or (c) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or Regulatory Authority) against or affecting any TAA Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of Purchaser contained in Article III hereof or in any certificate delivered by Purchaser at the Closing, provided that TAA Indemnified Parties’ claim therefor is instituted by written notice to Purchaser within the time period specified in Section 6.5.

Section 6.4 Limitations on Indemnification. An indemnifying party shall not have any liability under Section 6.2 or Section 6.3 hereof unless the aggregate amount of Losses to the indemnified parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct, exceeds $150,000 (the “Basket”) and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses in excess of $150,000 (the “Deductible”). Notwithstanding anything herein to the contrary, no Seller shall be responsible to the Purchaser Indemnified Parties hereunder for Losses in excess of the value of the portion of the Purchaser Price received by such Seller hereunder.

Section 6.5  Indemnification Procedures.

(a) In the event that any claim or demand (“Claim”) shall be asserted by any Person in respect of which payment may be sought under Sections 6.2 and 6.3 hereof (regardless of the Basket and Deductible referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Losses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

(c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

(d) Notwithstanding the foregoing, in order to satisfy the indemnification obligations of the Sellers, or any of them, Purchaser shall have the right, in its sole discretion (in addition to collecting directly from a Seller) to set off any portion of its indemnification claims for which payment is due under Section 6.5(b) above against any unpaid principal and accrued and unpaid interest under the Ku Note and the Fong Note.

Section 6.6 Termination of Indemnification Obligations of the Sellers and Purchaser. The obligation of the Sellers and Purchaser to indemnify under Article VI hereof shall terminate on the Termination Date, except as to matters as to which an Indemnified Party has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied. Any indemnity payments by an Indemnifying Party to an Indemnified Party under this Article VI shall be treated by the parties as an adjustment to the Purchase Price. Each of the limitations set forth above in this Section 6.6 shall in no event (a) apply to any Losses incurred by an indemnified party which relate, directly or indirectly, to (i) any fraudulent acts committed by TAA, Sellers or Purchaser, as the case may be, and (ii) the obligations of the parties set forth in Section 7.1 to pay certain expenses.

Section 6.7 Definition of “Losses”. The term “Losses” as used in this Agreement means any and all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, demands, claims, actions, suits, judgments, settlements, penalties, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses' fees) of whatever kind and nature. The term "Losses" as used in this Agreement is not limited to matters asserted by third parties against an indemnified party but includes actual damages incurred or sustained by an indemnified party in the absence of third party claims. Notwithstanding anything herein to the contrary, there shall not be included in the definition of Losses, and an indemnified party shall not be entitled to recover under any action hereunder, any indirect, punitive, special, exemplary or consequential damages (other than indirect, punitive, special, exemplary or consequential damages which are paid to third parties). Losses shall be determined net of any insurance benefits or actual tax savings, realized by an indemnified party that is specifically related to the Losses. In the event an indemnified party and an indemnifying party cannot agree to the amount of the actual tax savings (or whether such tax savings exists), the parties shall jointly retain an independent accountant, which is among the top four nationally recognized firms, to calculate such tax savings, if any, which calculation shall be binding on all parties. The cost of such accountant shall be paid one-half by Purchaser and one-half by the Sellers.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Expenses. Except as otherwise provided in this Agreement, each of Purchaser, on the one hand, and the Seller and TAA, on the other hand, shall pay its, his or her own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

Section 7.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto (including, without limitation, the validity or enforcement of this Agreement), shall be governed by the laws of California without regard to any conflicts or choice of laws provisions of the State of California that would result in the application of the law of any other jurisdiction. Each party hereto irrevocably submits to the jurisdiction of the state courts sitting in Los Angeles, California, in any action or proceeding arising out of or relating to this Agreement or any of the exhibits or schedules referenced herein, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided, however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the Central District of California. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement or any of the exhibits or schedules referenced herein, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.3 "Person" Defined. "Person" shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

Section 7.4 "Knowledge" Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Seller, such term shall be limited to the actual knowledge of the Seller . Where any representation and warranty contained in this Agreement is expressly specified by reference to the knowledge of TAA, such term shall be limited to the actual knowledge of the executive officers of TAA.

Section 7.5 "Affiliate" Defined. As used in this Agreement, an "affiliate" of any Person, shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

Section 7.6 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 7.7 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand or courier, (b) three days after the date of deposit in the mails, postage prepaid, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

If to Purchaser, addressed to:

Sub-Urban Brands, Inc.
8723 Bellanca Avenue, Building A,
Los Angeles, CA 90045
Attn: Joseph E. Shortal, CEO
Phone:310-670-0132
Fax:310-670-0765

If to Sellers to:

Jiun Ku
________________________
________________________
________________________
Phone: ___________________
Fax: _________________

Shirley Fong
220 El Dorado St.
Arcadia Ca. 91006
Phone: ___________________
Fax: _________________

If to TAA to:

Kevin Kelly
The Apparel Agent, LLC
2860 E. Pico Blvd
Los Angeles, CA 90023
Attn: Kevin Kelly
Phone: _______________
Fax: _________________

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other parties in the manner herein provided for giving notice.

Section 7.8 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. Any purported such transfer, assignment, pledge, or hypothecation (other than by operation of law) shall be void and ineffective. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Section 7.9 Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

Section 7.10 Counterparts. This Agreement may be executed in two or more counterparts, or by facsimile transmission, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

Section 7.11 Entire Agreement. This Agreement, including the other documents referred to herein and the Exhibits and Schedules hereto that form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.12 Amendments. This Agreement may not be amended, supplemented or modified orally, but only by an agreement in writing signed by each of the parties hereto.

Section 7.13 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns as permitted hereunder.

Section 7.14 No Strict Construction; Representation by Counsel. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsman will be applied against any party hereto. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledge that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

Section 7.15 Remedies. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

Section 7.16 Attorneys' Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the substantially prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

Section 7.17 Confidentiality. TAA and the Sellers shall, and shall cause each of their affiliates, employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning Purchaser and the transactions contemplated by this Agreement; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by the Seller or TAA, or their affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers and (ii) information that is required to be disclosed by the Seller or TAA, or their affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental or Regulatory Authority.

IN WITNESS WHEREOF, the parties hereto have executed this Membership Interest Purchase Agreement under seal, on the day and year first above written.

PURCHASER:

Sub-Urban Brands, Inc.

By: /s/ Joseph E. Shortal    _______________
Name: Joseph E. Shortal  ________________
Title: CEO and President________________

TAA:

The Apparel Agent, LLC

By: /s/ Kevin Kelly

Name: Kevin Kelly

Title: CEO

THE SELLERS:

/s/ Jiun Ku
_____________________________________
Jiun Ku

/s/ Shirley Fong
_____________________________________
Shirley Fong

SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of June 15, 2007, is executed by Sub-Urban Brands, Inc., a Nevada corporation (together with its successors and assigns, “Debtor”), in favor of Jiun Ku and Shirley Fong (the “Secured Parties”).

RECITALS

A. Debtor and the Secured Parties are parties to a Membership Interest Purchase Agreement, dated as of May 8, 2007 (the “Purchase Agreement”);

B. Pursuant to the Purchase Agreement, Debtor has executed secured convertible promissory notes (each a “Note” and collectively, the “Notes”) in an aggregate principal amount of $175,000 in favor of Secured Parties.

C. As a condition to closing under the Purchase Agreement, the Secured Parties have required Debtor to execute this Security Agreement for the purpose of securing repayment of the Notes:

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All terms used herein which are defined in the California Uniform Commercial Code (the “Code”) shall have the same meaning herein as in the Code unless the context in which used indicates otherwise.

2. Incorporation by Reference. All of the terms, provisions, and definitions of the Purchase Agreement and any agreements, notes or obligations from Debtor to the Secured Parties arising under or in connection with such Purchase Agreement (as such agreements or notes may be amended or entered into from time to time) are hereby incorporated herein by reference as though set forth in full herein unless expressly stated otherwise in such agreements or notes.

3. Security Interests. Debtor hereby grants to the Secured Parties a security interest in the Collateral described in paragraph 4 to secure the performance and payment of Liabilities described in paragraph 5. The Secured Parties acknowledge and agree that they are not granted a first priority security interest hereby and that the security interest granted hereby shall subject to any and all currently existing and perfected security interests previously granted by Debtor with respect to the Collateral. The Secured Parties further agree to subordinate the security interests and liens granted hereby or pursuant to any Financing Statement filed pursuant hereto, as requested by Debtor in connection with any merger, acquisition or other reorganization transaction by Debtor or any financing transaction by Debtor, pursuant to which Debtor may grant security interests prior and superior to the lien or charge of the Secured Parties. The Secured Parties shall executed and deliver any and all instruments or agreements requested by Debtor evidencing such subordination. In addition, in the event that Debtor elects to refinance existing Collateral, the Secured Parties shall cooperate promptly and fully in subordinating its interest to the security interest of any person or entity refinancing the existing the Collateral.

4. Collateral. The Collateral in which the Secured Parties are granted a security interest by this Agreement (the “Collateral”) is all assets of any kind of Debtor, whether now owned or hereafter acquired, including, without limitation:

(a) all Debtor's inventory presently owned, acquired contemporaneously herewith, or pursuant to this Agreement, or acquired at any time subsequent to this Agreement, wherever located, and all replacements, additions, and accessions thereto;

(b) all equipment of Debtor now owned or hereafter acquired, including, without limitation, vehicles, machinery, and office equipment;

(c) all Debtor's accounts, instruments, or chattel paper of any kind and description presently existing or hereafter arising, now owned, or hereafter acquired, and all goods or inventory repossessed or returned in connection therewith;

(d) all goods, contract rights, documents, deposit accounts, money, general intangibles, and other property of Debtor now owned or hereafter acquired, including, without limitation, rights in real property leased by Debtor as lessee, customer and vendor lists, books and records, loan agreements between Debtor and other persons, insurance policies, royalty contracts, copyrights, trademarks, tradenames, patents, contracts for the purchase of real property, and all right of the Debtor to the payment of money, no matter how evidenced; and

(e) proceeds and products of all of the foregoing Collateral, including, without limitation, whatever is received or receivable when Collateral or proceeds are sold, collected, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, tort claims, and all rights to payment with respect to any cause of action affecting or relating to the Collateral.

5. Liabilities. Liabilities secured by this Agreement (“Liabilities”) are the obligation to repay the Notes and any other amounts owing from Debtor to the Secured Parties under the Purchase Agreement.

6. Representations, Warranties and Covenants. Debtor hereby represents, warrants and covenants as follows:

6.1 Financing Statements and Related Documents. Debtor consents to the Secured Parties filing one or more Financing Statements pursuant to the Code in form satisfactory to the Secured Parties in all public offices wherever filing is deemed by the Secured Parties to be necessary or desirable. Debtor shall duly endorse to the Secured Parties all instruments or documents, the possession of which is necessary to perfect the Secured Parties' interest hereunder, and shall take all other steps necessary, including, without limitation, causing Secured Parties' name to be shown as a secured party on any certificates or other documents evidencing title as shall be necessary to perfect the Secured Parties' interest hereunder.

6.2 Transfers. Except for transactions in the ordinary course of Debtor's business, neither Debtor nor its agents, servants or employees will sell, assign or offer to sell or assign or otherwise transfer the Collateral, either in whole or in part, or any interest therein without the written consent of the Secured Parties, which shall not be unreasonably withheld. The Secured Parties shall cooperate in the release of any Collateral sold in the ordinary course of business. Debtor shall take all steps to ensure that the Secured Parties obtain a perfected security interest in all new or replacement Collateral junior only to the security interest of any person or entity financing the purchase of new or replacement Collateral.

6.3 Maintenance of Collateral, Taxes. In the event Debtor fails to do so, Debtor hereby authorizes the Secured Parties to discharge taxes, assessments, liens, security interests or other encumbrances at any time levied or placed on the Collateral, and pay for, make or provide for any maintenance, repair or preservation of the Collateral as herein required, provided, however, that the Secured Parties shall be under no obligation to do so; Debtor agrees to reimburse the Secured Parties on demand with interest, at a rate equal to the lower of ten percent (10%) per annum (calculated on the basis of the actual number of days in the year) or the maximum rate permitted by applicable law, for any payment made or any expense incurred by the Secured Parties pursuant to this paragraph, and any payment made or expense incurred by the Secured Parties pursuant to the foregoing authorization shall be a Liability secured hereunder.

6.4 Additional Covenants of Debtor. In addition the covenants set forth above, Debtor hereby agrees:

(a) to do all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the security interest granted to Secured Parties herein, and the priority of such security interest;

(b) not to use or permit any Collateral to be used: (i) in violation of any provision of this Security Agreement; (ii) unlawfully or in violation of any applicable statute, regulation or ordinance (including, without limitation, applicable environmental protection statues and regulations) where such use might materially adversely affect the business or condition (financial or otherwise) of Debtor; or (iii) in violation of any policy of insurance covering the Collateral;

(c) to appear in and defend any action or proceeding which may affect its title to or the Secured Parties' interest in the Collateral;

(d) to keep separate, accurate and complete records of the Collateral and to provide the Secured Parties with existing reports and information relating to the Collateral as the Secured Parties may request from time to time;

(e) to keep the Collateral free of all levies and security interests or other liens or charges except for those approved in writing by the Secured Parties, junior to that of Secured Parties, or otherwise permitted pursuant hereto;

(f) to keep the Collateral in good condition and repair;

(g) not to cause or permit any waste or unusual or unreasonable depreciation of the Collateral;

(h) at any reasonable time, upon demand by the Secured Parties, to exhibit to and allow inspection by the Secured Parties (or persons designated by Secured Parties) of the Collateral, so long as such inspection does not unreasonably cause a delay or disruption of Debtor's business; and

(i) to comply with all laws, regulations and ordinances relating to the possession, operation, maintenance and control of the Collateral.

7. Events of Default. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (“Events of Default”):

(a) The default of Debtor or any endorser, guarantor, accommodation party or surety for Debtor in the payment or material performance when due of any indebtedness, obligations, liability or covenant contained or referred to herein or in any of the Liabilities secured hereby or in any agreement, undertaking or writing evidencing, securing, referring or appertaining to said Liabilities;

(b) The loss, theft, damage, destruction, sale, assignment, transfer or encumbrance to or of any material part of the Collateral, except in the ordinary course of Debtor's business, or any levy, seizure or attachment thereof or thereon, except in the event that Debtor delivers written notice of such event to the Secured Parties within five (5) days from the date of discovery thereof; and

(c) The entry of a decree or order by a court hav-ing jurisdiction in the premises for relief in respect of Debtor under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, trustee, or custodian of Debtor or for any substan-tial part of Debtor’s property, which decree or order is not stayed or set aside within sixty (60) days thereafter; or

(d) The filing by Debtor of a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the consent by Debtor to the institution of proceedings thereunder or to the appointment of a receiver, trustee or custodian.

8. Rights and Remedies Upon Default. Upon occurrence of any of the above Events of Default and at any time thereafter (such default not having previously been cured), the Secured Parties may accelerate all the Liabilities secured hereby and shall have, in addition to all other rights and remedies, the rights and remedies of a Secured Parties under the Code or at law, including, but not limited to, the right to take possession of the Collateral in accordance with the Code and the provisions hereof, and sell the same in accordance with the Code and the provisions hereof, and for that purpose the Secured Parties may, so far as Debtor can give authority therefor, enter upon any premises on which Collateral may be located or situated and remove the same therefrom or without removal render same unusable and may use or dispose of the Collateral on such premises without any liability for rent, storage, utilities or other sums, and upon request Debtor shall, to the extent practicable, assemble and make the Collateral available to the Secured Parties at a place to be designated by the Secured Parties, which is reasonably convenient to Debtor and the Secured Parties. The Secured Parties shall give Debtor at least five (5) days' prior written notice of the time and place of any public sale or the time after which any private sale or any other intended disposition is to be made. Debtor shall remain liable for any deficiency on the Liabilities. The Secured Parties shall also have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Secured Parties to enforce their rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of Debtor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of Liabilities secured hereby until a sale or other disposition of such Collateral shall be finally made and consummated. In the event of any disposition of any or all of the Collateral by Secured Parties after default, the proceeds of disposition shall be applied in the order following to:

(a) the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys' fees and legal expenses incurred by Secured Parties in the enforcement hereof;

(b) the satisfaction of all of the Liabilities other than the Notes; and

(c) the satisfaction of the Notes.

9. Further Assurances and Power of Attorney. Debtor will execute and deliver to the Secured Parties, at the Secured Parties' request, at any time and from time to time, such replacement or update Financing Statements and other instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by the Secured Parties), and do such other acts and things as the Secured Parties may reasonably deem necessary or desirable in order to establish and maintain a valid security interest in the Collateral in favor of the Secured Parties (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, other than those permitted herein) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. To effectuate the rights and remedies of the Secured Parties hereunder, in the event of an Event of Default hereunder which is not cured within the applicable cure period, Debtor hereby irrevocably appoints the Secured Parties attorney-in-fact for Debtor in the name of Debtor or the Secured Parties, with full power of substitution, to sign, execute and deliver any and all instruments and documents and do all acts and things to the same extent as Debtor could do, to sell, assign and transfer any Collateral, including, but not limited to, taking all action necessary or desirable to obtain the approval of any governmental body to the transfer or issuance to the Secured Parties or any other person, firm, or corporation of any intangible Collateral.

10. Waivers. The Secured Parties shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, or as to the preservation of any rights pertaining to the Collateral beyond reasonable care in the custody or preservation thereof. The Secured Parties may exercise their rights and remedies with respect to the Collateral without resorting or regard to other security or sources for payment. All rights and remedies of the Secured Parties hereunder or on the Liabilities or the Collateral shall be cumulative and may be exercised singularly or concurrently. Any forbearance, failure or delay by Secured Parties in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Parties. Debtor waives any right to require the Secured Parties to proceed against any person or to exhaust any Collateral or to pursue any remedy in the Secured Parties' power.

11. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as Debtor shall have furnished to the Secured Parties in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

12. Miscellaneous. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement shall be binding upon the Debtor and its successors and assigns, and all persons claiming under or through Debtor or any such successor or assign, and shall inure to the benefit of and be enforceable by the Secured Parties and their successors and assigns. The rights or obligations of Secured Parties under this Agreement may not be assigned. Any assignment in violation of the foregoing shall be null and void.

Signature Page Follows

IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

DEBTOR:

SUB-URBAN BRANDS, INC.
a Nevada corporation

By:_____________________
Name: Joe Shortal
Title: President

SECURED PARTIES:

__________________________
Jiun Ku

__________________________
Shirley Fong

SUB-URBAN BRANDS, INC.

SECURED PROMISSORY NOTE

$75,000	June 15, 2007
Los Angeles, California

FOR VALUE RECEIVED, Sub-Urban Brands, Inc., a Nevada corporation (the “Company”) promises to pay to Jiun Ku (“Holder”), or its registered assigns, in lawful money of the United States of America, the principal sum of Seventy-Five Thousand Dollars ($75,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 8.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Subject to the terms hereof, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) June 15, 2008 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY FOR THE BENEFIT OF THE HOLDER. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

ALL UNPAID PRINCIPAL AND ACCRUED AND UNPAID INTEREST UNDER THIS NOTE IS ALSO SUBJECT TO SET-OFF AND REDUCTION PURSUANT TO THE TERMS OF A MEMBERSHIP INTEREST PURCHASE AGREEMENT DATED MAY 2, 2007 AND EXECUTED BY THE COMPANY AND HOLDER (THE “PURCHASE AGREEMENT”). THIS NOTE IS ONE OF TWO SIMILAR NOTES ISSUED TO SELLERS UNDER THE PURCHASE AGREEMENT.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.  Interest. Accrued interest on this Note shall be payable at maturity.

2.  Prepayment. The Company may prepay this Note at any time in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. All unpaid principal and accrued and unpaid interest under this Note is also subject to set-off and reduction pursuant to the terms of the Purchase Agreement.

3.  Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the Security Agreement:

(a)  Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or Security Agreement on the date due and such payment shall not have been made within five days of the Company’s receipt of Holder’s written notice to the Company of such failure to pay; or

(b)  Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Security Agreement (other than those specified in Sections 3(a)) and (i) such failure shall continue for 15 days, or (ii) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (A) such failure shall continue for 30 days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial 15-day period; or

(c)  Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(d)  Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

4.  Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 3(c) or 3(d)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Security Agreement to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 3(c) and 3(d), immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Security Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Security Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

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5.  Successors and Assigns. The rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

6.  Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

7.  Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Holder in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

8.  Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

9.  Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

10.  Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

Signature Page Follows
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The Company has caused this Note to be issued as of the date first written above.

SUB-URBAN BRANDS, INC.
a Nevada corporation

By: __________________________
Name: Joe Shortal
Title: President

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SUB-URBAN BRANDS, INC.

SECURED PROMISSORY NOTE

$100,000	June 15, 2007
Los Angeles, California

FOR VALUE RECEIVED, Sub-Urban Brands, Inc., a Nevada corporation (the “Company”) promises to pay to Shirley Fong (“Holder”), or its registered assigns, in lawful money of the United States of America, the principal sum of One Hundred Thousand Dollars ($100,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 8.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Subject to the terms hereof, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) June 15, 2008 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY FOR THE BENEFIT OF THE HOLDER. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

ALL UNPAID PRINCIPAL AND ACCRUED AND UNPAID INTEREST UNDER THIS NOTE IS ALSO SUBJECT TO SET-OFF AND REDUCTION PURSUANT TO THE TERMS OF A MEMBERSHIP INTEREST PURCHASE AGREEMENT DATED MAY 2, 2007 AND EXECUTED BY THE COMPANY AND HOLDER (THE “PURCHASE AGREEMENT”). THIS NOTE IS ONE OF TWO SIMILAR NOTES ISSUED TO SELLERS UNDER THE PURCHASE AGREEMENT.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.  Interest. Accrued interest on this Note shall be payable at maturity.

2.  Prepayment. The Company may prepay this Note at any time in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. All unpaid principal and accrued and unpaid interest under this Note is also subject to set-off and reduction pursuant to the terms of the Purchase Agreement.

3.  Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the Security Agreement:

(a)  Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or Security Agreement on the date due and such payment shall not have been made within five days of the Company’s receipt of Holder’s written notice to the Company of such failure to pay; or

(b)  Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Security Agreement (other than those specified in Sections 3(a)) and (i) such failure shall continue for 15 days, or (ii) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (A) such failure shall continue for 30 days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial 15-day period; or

(c)  Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(d)  Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

4.  Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 3(c) or 3(d)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Security Agreement to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 3(c) and 3(d), immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Security Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Security Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

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5.  Successors and Assigns. The rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

6.  Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

7.  Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Holder in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

8.  Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

9.  Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

10.  Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

Signature Page Follows
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The Company has caused this Note to be issued as of the date first written above.

SUB-URBAN BRANDS, INC.
a Nevada corporation

By: _______________________
Name: Joe Shortal
Title: President

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